Exhibit 10.12

September 11, 2024

OC Kim

c/o Franklin Wireless Corp.

3940 Ruffin Road

Suite C

San Diego, CA 92123

Re: Amendment No. 2 to Employment Agreement dated September 7, 2021 and amended November 10, 2022

Dear Mr. Kim

This is to confirm that the term of the Employment Agreement between you and Franklin Wireless Corp., originally dated September 7, 2021 and amended on November 10, 2022, is hereby extended through October 1, 2027.

Very Truly Yours,

Franklin Wireless Corp.

By: _/s/ Gary Nelson______________________

Gary Nelson

Chairman of the Board, Franklin Wireless Corp.

By:_/s/ OC Kim__________________________

OC Kim

President, Franklin Wireless Corp.

3940 Ruffin Road Ste C San Diego, CA 92123 858-623-0000

www.franklinwireless.com